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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            BAYONNE BANCSHARES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                                          being applied for
--------                                          -----------------------------
(state of incorporation or organization)          (IRS Employer Identification
                                                  No.)


568 Broadway, Bayonne, New Jersey                 07002
-----------------------------------------         -----
(Address of principal executive offices)         (Zip Code)



Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                     --------------------------------------
                                (Title of class)




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Item 1.    Description of Registrant's Securities to be Registered.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed on March 13, 1997 as part of the Registrant's Registration Statement on Form S-1, No. 333-23199.

Item 2.    Exhibits.

      1. Copy of security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-23199, filed on March 13, 1997.

      2. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-23199, filed on March 13, 1997.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-23199, filed on March 13, 1997.

            (c)   Plan of Conversion and Reorganization

                  Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-23199, filed on March 13, 1997.

      3. Copy of the portion of the Prospectus entitled "Description of Capital Stock of the Company," filed on March 13, 1997 as part of the Registrant's Registration Statement on Form S-1, No. 333-23199.



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CONFORMED

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     BAYONNE BANCSHARES, INC.
                                     ------------------------
                                          (Registrant)


                                     Date: April 30, 1997


                                     By:   /s/ Michael Nilan
                                           -------------------------------------
                                           Michael Nilan
                                           President and Chief Executive Officer